                                                                    EXHIBIT 10.2

"[ * ]" = omitted, confidential material, which material has been separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE

THIS SETTLEMENT AGREEMENT AND MUTUAL RELEASE is dated as of this 17th day of March, 2000, and is by and between ALPHA 1 BIOMEDICALS, INC. ("Alpha1"), a Delaware corporation, and BACHEM BIOSCIENCE INC. ("Bachem"), a Delaware corporation.

WHEREAS:

1. Alpha1 is currently indebted to Bachem in the amount of approximately US$543,000 plus simple interest accruing from August 1, 1999 to the present (the "Indebtedness");

2. Bachem is in the process of manufacturing [ * ] grams of GMP Thymosin Beta 4 ("Product") for the account of Alpha1; and

3. Alpha1 and Bachem desire to settle and discharge the Indebtedness and provide for Alpha1 to purchase Product on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Bachem does hereby forever release and discharge Alpha1 from any and all actions, causes of action, damages, judgments, liabilities, obligations, claims and demands of any kind or nature whatsoever, whether in law or in equity, whether known or unknown, which it now has or which it hereafter may have, for or by reason of any matter arising out of or in connection with the circumstances relating to the Indebtedness, other than those obligations arising under this Settlement Agreement and Mutual Release.

2. Alpha1 does hereby forever release and discharge Bachem from any and all actions, causes of action, damages, judgments, liabilities, obligations, claims and demands of any kind or nature whatsoever, whether in law or in equity, whether known or unknown, which it now has or which it hereafter may have, for or by reason of any matter arising out of or in connection with the circumstances relating to Indebtedness, other than those obligations arising under this Settlement Agreement and Mutual Release.

3. In further consideration of, and as a further inducement for, the foregoing mutual releases, the parties agree as follows:

        a. Immediately upon the execution of this Mutual Release, Alpha1 shall pay to Bachem the sum of US$125,000 (the "Settlement Amount") by wire transfer of same day, cash available funds to an account designated in writing by Bachem.

        b. Immediately upon the execution of this Mutual Release, Alpha1 shall pay to Bachem the sum of US$50,000 (the "Down Payment") by wire transfer of same day, cash available funds to an account designated in writing by Bachem, as an advance against the Initial Order Purchase Price (as hereinafter defined).

        c. Within thirty (30) days after Alpha1 is granted an exclusive license (the "License") from the National Institutes of Health ("NIH") to certain rights pertaining to the use of Thymosin Beta 4, Alpha1 will place an order (the "Initial Order") with Bachem for [ * ]grams of Product at a price of US[ * ] per gram, or US$100,000 in the aggregate (the "Initial Order Purchase Price").

        d. Contemporaneously with the placement of the Initial Order, Alpha1 will tender the balance of the Initial Order Purchase Price (the "Balance Payment") of US$50,000 to Silver, Freedman & Taff, L.L.P., as Escrow Agent, by wire transfer of same day, cash available funds to an account to be designated in writing by the Escrow Agent. Interest, if any, earned on funds held by the Escrow Agent pursuant to this Settlement Agreement and Mutual Release, shall accrue to the benefit of Alpha1.

        e. Upon Alpha1's receipt of the Initial Order of Product and its acceptance thereof, Alpha1 shall instruct the Escrow Agent to release the Balance Payment to Bachem. For the purpose hereof, acceptance shall be deemed to have occurred when Alpha1 receives the full amount of the Initial Order of Product and the Product meets or exceeds the Specifications set forth on EXHIBIT A hereto. If Alpha1 has received the full amount of the Initial Order of Product, but it does not meet or exceed the Specifications, then Alpha1 shall so notify Bachem within thirty
                (30) days of Alpha1's receipt of the full amount of the Initial Order of Product. If Alpha1 does not notify Bachem within thirty
                (30) days of Alpha1's receipt of the full amount of the Initial Order of Product that the Product does not meet or exceed the Specifications, then the Initial Order of Product will be deemed to have been accepted by Alpha1. If Alpha1 timely notifies Bachem in writing that the Product does not meet or exceed the Specifications, and if Bachem contests that determination in a written notice to Alpha1 within ten (10) calendar days after Alpha1's notice is given, then the parties shall appoint a mutually-agreeable, qualified independent laboratory (the "Laboratory") to test the Product for compliance with the Specifications. If the Laboratory concludes in a written report delivered to the parties and to the Escrow Agent that the Product meets or exceeds the Specifications, then (i) such determination shall be final, (ii) the Escrow Agent shall release the Balance Payment to Bachem, and (iii) Alpha1 shall be solely responsible for the Laboratory's fees. If the Laboratory concludes in a written report delivered to the parties and to the Escrow Agent that the Product does not meet or exceed the Specifications, then (i) such determination shall be final, (ii) Bachem shall be solely responsible for the Laboratory's fees, and (iii) the Escrow Agent shall retain the Balance Payment until such time as Alpha1 receives the full amount of the Initial Order of Product and the Product meets or exceeds the Specifications.

        f. The Escrow Agent shall hold and disburse the Balance Payment in accordance with the terms of the Escrow Agreement, attached hereto as EXHIBIT B.

"[ * ]" = omitted, confidential material, which material has been separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

        g. Bachem agrees to sell to Alpha1, at such time and in such quantities as Alpha1 may request, up to an additional [ * ] grams of Product at a price of US[ * ] per gram and upon such other terms as the parties shall mutually agree. To avoid misunderstanding, the foregoing sentence gives Alpha1 the right to purchase up to an additional [ * ] grams of Product, but does not impose an obligation on Alpha1 to do so.

        h. For Alpha1's requirements of Product in excess of [ * ] grams, Alpha1 shall recognize Bachem as a preferred (but not exclusive) supplier of Product, and Bachem agrees to sell Product to Alpha1 upon such pricing and other terms as the parties shall mutually agree.

4. The releases set forth in Paragraphs 1 and 2 above shall become effective only upon the payment of the Settlement Amount and the Down Payment by Alpha1 to Bachem in accordance with Paragraphs 3.a and 3.b above. In the event NIH has not granted the License to Alpha1 within the two (2) year period beginning on the date of this Settlement Agreement and Mutual Release, then Alpha1 hereby agrees to nevertheless purchase the Initial Order on the terms set forth in Paragraphs 3.c, 3.d, 3.e and 3.f above.

5. It is the intention of the parties in executing this Settlement Agreement and Mutual Release and in providing the consideration acknowledged and/or required by this Settlement Agreement and Mutual Release that this Settlement Agreement and Mutual Release is a full, final, mutual and complete release of and from the matters referred to Paragraphs 1 and 2 above.

6. All notices, requests, demands and other communications between the parties shall be in writing and shall be deemed to have been duly given
        (a) if personally delivered and a receipt obtained therefor, then on the date and at the time of delivery, (b) if mailed by certified or registered mail, postage prepaid, return receipt requested, then three
        (3) business days after mailing, (c) if by overnight courier, then on the date following the date given to the courier firm, or (d) if transmitted by fax, then on the date of transmission (but only if the sending fax machine produces a confirmation that the fax machine to which the notice was sent received the fax), to the parties at the following addresses or fax numbers (or such other addresses or fax numbers which shall be given in writing by either party to the other):

               If to Alpha1:        Alpha 1 Biomedicals, Inc.
                                    3 Bethesda Metro Center
                                    Suite 700
                                    Bethesda, Maryland 20814
                                    Fax: (301) 961-1991

"[ * ]" = omitted, confidential material, which material has been separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.


               If to Bachem:        Bachem Bioscience Inc.
                                    3700 Horizon Drive
                                    King of Prussia, Pennsylvania 19406
                                    Fax: (610) 239-0800

7. This Settlement Agreement and Mutual Release shall inure to the benefit of each party's officers, directors, stockholders and employees, their respective heirs, administrators, personal representatives and executors, and the Company's successors and assigns.

8. This Settlement Agreement and Mutual Release may be amended only by an instrument in writing signed by all of the parties hereto.

9. This Mutual Release shall be construed and governed by the laws of the State of Maryland without regard to its conflict of law rules. If any provision of this Mutual Release is held to be invalid or unenforceable, such invalidity or unenforceability will not affect the validity or enforceability of the other provisions of this Mutual Release, the other provisions of this Mutual Release shall be enforced as fully as possible, and the unenforceable provision shall be deemed modified to the limited extent required to permit its enforcement in a manner most closely approximating the intention of the parties as expressed herein.

10. This Settlement Agreement and Mutual Release may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

11. Each of the parties agrees to execute all further instruments and documents and to take all further action as the other party may reasonably request in order to give effect to the terms and purpose of this Settlement Agreement and Mutual Release.

12. Each person executing this Settlement Agreement and Mutual Release on behalf of a party to this Settlement Agreement and Mutual Release represents and warrants that he or she is duly authorized to do so on behalf of such party.

IN WITNESS WHEREOF, this Settlement Agreement and Mutual Release has been executed by the parties, the corporate party acting through its duly authorized officers, as of the date and year first above written.

                                      ALPHA1:

                                      ALPHA 1 BIOMEDICALS, INC.


                                      By:    /s/ Allan L. Goldstein
                                             -----------------------------------
                                             Allan L. Goldstein,
                                             Chief Executive Officer


                                      BACHEM:

                                      BACHEM BIOSCIENCE INC.



                                      By:    /s/ Thomas Fruh
                                             -----------------------------------
                                             Thomas Fruh, Vice President and
                                             Chief Operating Officer

                                    EXHIBIT A

                             PRODUCT SPECIFICATIONS

                                 (See attached)

[   *   ]

























"[ * ]" = omitted, confidential material, which material has been separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                    EXHIBIT B

                                ESCROW AGREEMENT

                                 (See Attached)

                                ESCROW AGREEMENT

        This Escrow Agreement (this "Agreement") dated this 17th day of March, 2000, by and among ALPHA 1 BIMEDICALS, INC. ("Alpha1"), a Delaware corporation, BACHEM BIOSCIENCE INC. ("Bachem"), a Delaware corporation, and SILVER, FREEDMAN & TAFF, L.L.P. (hereinafter referred to as "Escrow Agent"), a registered limited liability partnership located in Washington, D.C.

                              W I T N E S S E T H:

        WHEREAS, Alpha1 and Bachem are parties to that certain Settlement Agreement and Mutual Release of even date herewith, (the "Settlement Agreement"), pursuant to which Alpha1 has agreed to purchase a certain quantity of Product, as such term is defined in the Settlement Agreement;

        WHEREAS, in accordance with the terms of the Settlement Agreement, the Balance Payment, as such term is defined in the Settlement Agreement, is to be delivered to the Escrow Agent and held and disbursed by the Escrow Agent in accordance with the terms of this Escrow Agreement;

        WHEREAS, Alpha1 and Bachem desire that Silver, Freedman & Taff, L.L.P. act as the Escrow Agent hereunder, and Silver, Freedman & Taff, L.L.P. is willing to act as said Escrow Agent, upon the terms and conditions hereafter set forth; and

        WHEREAS, capitalized terms used in this Escrow Agreement shall have the meanings ascribed to them in the Settlement Agreement unless otherwise defined herein.

        NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

        1. Appointment of Escrow Agent. Alpha1 and Bachem hereby appoint Silver, Freedman & Taff, L.L.P. as the Escrow Agent to accept, hold and disburse the Balance Payment in accordance with the terms of this Agreement. The Escrow Agent accepts the appointment and the responsibilities set forth in this Agreement. Bachem acknowledges that the Escrow Agent is counsel to Alpha1 and that the Escrow Agent has represented Alpha1 in connection with the transactions contemplated by this Agreement and the Settlement Agreement. Bachem hereby waives any actual or apparent conflict of interest that may exist by reason of the Escrow Agent's serving as such counsel and as the escrow agent under this Agreement. Bachem agrees that the Escrow Agent may hereafter serve as counsel to Alpha1 in connection with any dispute that may hereafter arise in connection with this Agreement, the Settlement Agreement and/or the transactions contemplated hereby and thereby.

        2.      Duties of Escrow Agent.

                (a) Upon receipt, the Escrow Agent shall place the Balance Payment in a segregated, interest-bearing account at First Union National Bank of Washington, D.C. (the

"Depositary"), under the name of "Alpha 1 Biomedicals, Inc. - Silver, Freedman & Taff, L.L.P., Escrow Agent" (hereinafter referred to as the "Escrow Account"). The Escrow Account will be otherwise identified by Alpha1's employer identification number, 52-1253406, and Alpha1 will execute and deliver to the Escrow Agent an IRS Form W-9, in the form attached hereto as EXHIBIT A, verifying its employer identification number and stating that it is not subject to backup withholding. There shall be no obligation or duty on the part of the Escrow Agent to determine the nature or purpose of any funds delivered to it. To the contrary, the Escrow Agent is excused from any such obligation or duty, and shall deposit in the Escrow Account any funds made payable thereto without requirement of independent verification or certification.

                (b)     Only the Escrow Agent or its designated
representative(s) shall have signature authority over the Escrow Account.

                (c) Upon establishing the Escrow Account, the Escrow Agent shall request that the Depositary send a copy of each periodic statement of the Escrow Account to Alpha1.

                (d) The Balance Payment shall hereinafter be referred to as the Escrow Funds, and the interest earned thereon shall hereinafter be referred to as the Escrow Interest.

                (e) The Escrow Agent shall continue to hold and maintain the Escrow Funds and the Escrow Interest in the Escrow Account until authorized under Paragraph 3 of this Agreement to distribute and disburse same.

        3.      Distributions from the Escrow Account.

                (a) The Escrow Agent shall release and disburse any Escrow Interest to Alpha1 at any time upon receipt of a written request from Alpha1.

                (b) The Escrow Agent shall release and disburse the Escrow Funds to Bachem and any Escrow Interest to Alpha1 upon either to occur of the following events:

                        (i) the Escrow Agent receives instructions from Alpha1 to release the Balance Payment to Bachem; or

                        (ii) the Escrow Agent receives a report from the Laboratory that Initial Order of Product meets or exceeds Specifications.

                (c) The Escrow Agent shall release and disburse the Escrow Funds and any Escrow Interest to Alpha1 upon either to occur of the following events:

                        (i) Receipt from either Alpha1 or Bachem of Bachem's written notice that it is unable to produce the Initial Order of Product so that it meets or exceeds Specifications; or

                        (ii) The passage of six (6) months from the Escrow Agent's receipt of the Escrow Funds.

                (d) Effect of Complete Disbursement of Escrow Funds. Upon the complete and final distribution by the Escrow Agent of all of the Escrow Funds and the Escrow Interest, this Agreement shall terminate and the parties shall be relieved of all further obligations hereunder.

        4.     Obligations of the Escrow Agent.

                (a) The Escrow Agent undertakes to perform only such duties as are specifically set forth herein and shall not be bound in any way by any agreement or contract between Alpha1 and Bachem (whether or not the Escrow Agent has knowledge thereof). The Escrow Agent, acting or refraining from acting in good faith, shall not be liable for any mistake of fact or error of judgment by it or for any acts or omissions by it of any kind unless caused by willful misconduct or gross negligence. The Escrow Agent shall be entitled to rely upon the advice of counsel (which may be of the Escrow Agent's own choosing). The Escrow Agent shall have no responsibility for the contents of any writing submitted to it hereunder and shall be entitled in good faith to rely without any liability upon the contents thereof and may assume that any person purporting to give any such writing in connection with the provisions of this Agreement has been duly authorized to do so.

                (b) In the event any property held by the Escrow Agent hereunder shall be attached, garnished or levied upon under any court order, or if the delivery of such property shall be stayed or enjoined by any court order, or if any court order, judgment or decree shall be made or entered affecting such property or affecting any act by the Escrow Agent, the Escrow Agent may, in its sole discretion, obey and comply with all writs, orders, judgments or decrees so entered or issued, whether with or without jurisdiction, notwithstanding any provision of this Agreement to the contrary. If the Escrow Agent obeys and complies with any such writs, orders, judgments or decrees, and if the Escrow Agent shall have given prompt written notification to Alpha1 and Bachem, it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance, notwithstanding that such writs, orders, judgments or decrees may be subsequently reversed, modified, annulled, set aside or vacated.

                (c) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectibility of any check, draft or other instrument deposited to the Escrow Account.

        5. Resignation of Escrow Agent. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving notice of such resignation to Alpha1 and Bachem specifying a date (not less than thirty (30) days after the giving of such notice) when such resignation shall take effect. Promptly after such notice, a successor escrow agent shall be appointed by Alpha1 and Bachem upon the resignation date specified in such notice. If no successor escrow agent shall have been so appointed, or if an appointed successor escrow agent has not accepted such appointment, within thirty (30) days after the retiring Escrow Agent's giving of notice of resignation, then the retiring Escrow Agent may either (a) on behalf of the parties hereto, appoint a successor escrow agent, which shall be a commercial bank organized under the laws of the United States of

America or of any State thereof and having a combined capital and surplus of at least $250,000,000.00; or (b) at the expense of Alpha1 and Bachem, petition any court of competent jurisdiction for the appointment of a successor escrow agent.

        6. Expenses of Escrow Agent. The Escrow Agent shall not be entitled to any fees for serving as Escrow Agent hereunder. The Escrow Agent shall, however, be entitled to reimbursement from Alpha1 for any expenses incurred in connection with its acting as Escrow Agent. The Escrow Agent may deduct its expenses directly from the Escrow Interest, and it shall send a copy of its invoice for any such expenses to Alpha1.

        7. Termination and Amendment. This Agreement shall terminate at such time as the entire Escrow Fund and Escrow Interest shall have been distributed and disbursed in accordance with the provisions of this Agreement. Except for the right of the Escrow Agent to resign pursuant to Paragraph 5 hereinabove, this Agreement cannot be terminated, altered or amended except pursuant to an instrument in writing signed by Alpha1, Bachem and the Escrow Agent.

        8. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given as provided for in the Settlement Agreement. Notices to the Escrow Agent shall be sent or delivered to Silver, Freedman & Taff, L.L.P., 1100 New York Avenue, N.W., Seventh Floor, Washington, D.C. 20005, Attention: Sidney J. Silver, Esquire; Fax No. (202) 682-0354..

        9. Miscellaneous. This Agreement (a) shall be construed and governed by the laws of the State of Maryland without regard to its conflict of law rules; (b) shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns; (c) may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the one and the same agreement; and (d) contains section headings for reference purposes only which are not to be construed as part of the Agreement.


            (The remainder of this page is intentionally left blank.)

        IN WITNESS WHEREOF, this Agreement has been executed by the parties, the corporate parties by its duly authorized officers, as of the date and year first above written.

                                     ALPHA1:

                                     ALPHA 1 BIOMEDICALS, INC.


                                     By:    /s/ Allan L. Goldstein
                                            ------------------------------------
                                            Allan L. Goldstein,
                                            Chief Executive Officer


                                     BACHEM:

                                     BACHEM BIOSCIENCE INC.



                                     By:    /s/ Thomas Fruh
                                            ------------------------------------
                                            Thomas Fruh, Vice President and
                                            Chief Operating Officer


                                     ESCROW AGENT:

                                     SILVER, FREEDMAN & TAFF, L.L.P.



                                     By:    /s/ Sidney J. Silver
                                            ------------------------------------
                                            Sidney J. Silver, Partner

                                    EXHIBIT A

                                  IRS Form W-9

                                 (See Attached)